UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2017

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to a Credit Agreement, dated July 15, 2014, as amended, by and among Ciena Corporation (“Ciena”), the lenders party thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement"), Ciena had two existing term loan tranches, the first with an outstanding aggregate principal amount of approximately $244.4 million and maturing on July 15, 2019 and the second with an outstanding aggregate principal amount of approximately $248.8 million and maturing on April 25, 2021 (together, the “Existing Term Loans”).

On January 30, 2017, Ciena, as borrower, and Ciena Communications, Inc. and Ciena Government Solutions, Inc., as guarantors, entered into an Omnibus Refinancing Amendment to the Credit Agreement, Security Agreement and Pledge Agreement with the lenders party thereto and the administrative agent (the “Refinancing Agreement”), pursuant to which Ciena refinanced the Existing Term Loans into a single term loan with an aggregate principal amount of $400 million and maturing on January 30, 2022 (the “Refinancing Term Loan”). In connection with the transaction, Ciena repaid approximately $93.1 million of outstanding principal under the Existing Term Loans, and the remaining balances under the Existing Term Loans were refinanced and replaced by the Refinancing Term Loan. The Refinancing Agreement amends the Credit Agreement and provides that the Refinancing Term Loan will, among other things:

•	mature on January 30, 2022;

•	amortize in equal quarterly installments in aggregate amounts equal to 0.25% of the principal amount of the Refinancing Term Loan as of January 30, 2017, with the balance payable at maturity;

•	be subject to mandatory prepayment on the same basis as the Existing Term Loans under the Credit Agreement;

•
bear interest, at Ciena’s election, at a per annum rate equal to (a) LIBOR (subject to a floor of 0.75%) plus an applicable margin of 2.50%, or (b) a base rate (subject to a floor of 1.75%) plus an applicable margin of 1.50%; and

•
be repayable at any time at Ciena's election, provided that repayment of the Refinancing Term Loan with proceeds of certain indebtedness prior to July 30, 2017 will require a prepayment premium of 1% of the aggregate principal amount of such prepayment.

Except as amended by the Refinancing Agreement, the remaining terms of the Credit Agreement remain in full force and effect.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OR A REGISTRANT

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: February 1, 2017	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary